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                                                                   EXHIBIT 10.39

                               ITC HOLDINGS CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

                          (Effective _______ ___, 2006)

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
I.     GENERAL PROVISIONS                                                      1
1.1    Establishment                                                           1
1.2    Purpose                                                                 1
1.3    Plan Duration                                                           1
1.4    Definitions                                                             1
1.5    Stock.                                                                  3
1.6    Administration                                                          3
1.7    Participants                                                            4

II.    OFFER TERMS                                                             4
2.1    Offer and Purchase Period.                                              4
2.2    Option Price                                                            4
2.3    Participation                                                           5
2.4    Participation Limitations.                                              6
2.5    Termination of Employment                                               5
2.6    Restrictions on Transfer                                                6

III.   MISCELLANEOUS                                                           6
3.1    Non Assignability                                                       6
3.2    Adjustments                                                             6
3.3    Change in Control.                                                      7
3.4    Termination and Amendment                                               8
3.5    Rights Prior to Issuance of Shares                                      8
3.6    Securities Laws.                                                        8
3.7    Delivery of Plan                                                        8
3.8    Effect on Employment                                                    9
3.9    Certificates                                                            9
3.10   Use of Proceeds                                                         9
3.11   Approval of Plan                                                        9
3.12   Governing Law.                                                          9

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                               ITC HOLDINGS CORP.

                          EMPLOYEE STOCK PURCHASE PLAN

     I. GENERAL PROVISIONS

     1.1 Establishment. On February 8, 2006, the Board of Directors ("Board") of ITC Holdings Corp. ("Corporation") adopted the ITC Holdings Corp. Employee Stock Purchase Plan ("Plan"), subject to approval by the shareholders of the Corporation on May 17, 2006.

     1.2 Purpose. The purpose of the Plan is (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees of the Corporation and any Subsidiaries to acquire an ownership interest in the Corporation through the purchase of stock in the Corporation, thus aligning their interests with those of shareholders, and (ii) to enhance the ability of the Corporation and its Subsidiaries to attract, motivate and retain qualified Employees. The Plan is intended to constitute an "employee stock purchase plan" under Section 423 of the Code.

     1.3 Plan Duration. Upon receipt of shareholders approval, the Plan shall commence on May 17, 2006 and subject to earlier termination by the Board in accordance with Section 3.4, no new Offers may be made under the Plan after February 7, 2012.

     1.4 Definitions. As used in this Plan, the following terms have the meaning described below:

     (a) "Board" means the Board of Directors of the Corporation.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) "Change in Control" means the occurrence of any of the following events:

     (i) If any one person, or more than one person acting as a group (as defined in Code Section 409A and IRS guidance issued thereunder), acquires ownership of Common Stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Corporation (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in such Corporation remains outstanding after the transaction.

     (ii) If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership

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of Common Stock of the Corporation possessing thirty-five (35) percent or more of the total voting power of the Common Stock of the Corporation; or

     (iii) If a majority of members on the Corporation's Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the "relevant" Corporation, as defined in Code Section 409A and IRS guidance issued thereunder), for which no other Corporation is a majority shareholder.

     (iv) If there is a change in the ownership of a substantial portion of the Corporation's assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

     (d) "Committee" means the Compensation Committee of the Board.

     (e) "Common Stock" means shares of the Corporation's Common Stock, as described in Section 1.4, below.

     (f) "Corporation" means ITC Holdings Corp. and, for purposes of this Plan, employment with the Corporation shall be deemed to include employment with any Subsidiary of the Corporation.

     (g) "Election Period" means the period of time designated by the Committee when an eligible Employee may elect to participate in one or more Purchase Periods.

     (h) "Employee" means an individual who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421 7(h), and the term "employment" means employment with the Corporation or a Subsidiary, as applicable.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor rule.

     (j) "Fair Market Value" means the value of Common Stock as determined in accordance with Section 2.2.

     (k) "Offer" means the Committee's designation of a Purchase Period available to eligible Employees and the terms on which an option may be exercised during the applicable Purchase Period.

     (l) "Option Price" means the price, determined by the Committee, at which Common Stock subject to an option may be purchased during a Purchase Period.

     (m) "Plan" means the ITC Holdings Corp. Employee Stock Purchase Plan, the terms of which are set forth herein, and any amendments thereto.

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     (n) "Purchase Period" means a period established by the Committee during which an eligible Employee may exercise options granted hereunder.

     (o) "Stock Exchange" means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the first or last day of a Purchase Period, as applicable.

     (p) "Subsidiary" means any subsidiary of the Corporation, as defined in Code Section 424(f).

     1.5 Stock. The stock subject to option and purchase under the Plan shall be the Common Stock of the Corporation, and may be either authorized and unissued shares or shares that have been reacquired by the Corporation. The total amount of Common Stock on which options may be granted under the Plan shall not exceed one hundred eighty thousand shares (180,000) shares, subject to adjustment in accordance with Section 3.2. Shares of Common Stock subject to any unexercised portion of a terminated, canceled or expired option granted under the Plan may again be used for options under the Plan.

     1.6 Administration. The Plan shall be administered by the Committee. The Committee may prescribe rules and regulations from time to time for the administration of the Plan and may decide questions which may arise with respect to its interpretation or application. The decisions of the Committee in interpreting the Plan shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Employees, and optionees. The Committee, from time to time, shall grant to eligible Employees on a uniform basis, options to purchase Common Stock pursuant to the terms and conditions of the Plan. In the event of insufficient shares during a Purchase Period, the Committee shall allocate the right to purchase shares to each participant in the same proportion that such participant's total current base salary paid by the Corporation for the Purchase Period bears to the total of such base salaries paid by the Corporation to all participants during the same period. All excess funds withheld, as a result of insufficient shares, shall be returned to the participating Employees.

     1.7 Participants. Except as provided in Section 2.4 below, any Employee who has (a) completed six (6) full months of service with the Corporation, and (b) whose customary employment is more than twenty (20) hours per week and five (5) or more months per calendar year at the time of an Offer, is eligible to participate in such Offer under the Plan, in accordance with the terms of the Plan. An Employee who meets the eligibility requirements in this Section 1.6 shall be entitled to participate in the first Offer commencing after the eligibility requirements have been satisfied.

     II. OFFER TERMS

     2.1 Offer and Purchase Period.

     (a) The Committee shall determine the date or dates upon which one or more Offers shall be made under the Plan. The Purchase Period pursuant to each Offer shall be three (3) months, or such other term as the Committee shall determine prior to the commencement of an Offer, but which in no event shall exceed twenty-seven (27) months.

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     (b) To participate in an Offer, an eligible Employee must submit such enrollment forms as shall be prescribed by the Committee (which shall include a payroll deduction authorization form) at such time and in such manner as shall be prescribed by the Committee. The payroll deductions authorized by a participant on a payroll deduction authorization form shall be expressed (i) as a whole number percentage of the participant's "base compensation" for each pay period during the Purchase Period, (ii) as a specified dollar amount to be withheld from a participant's base compensation or bonus on one or more designated payroll dates, or (iii) as a specified number of shares to be purchased within the dollar and share limits set forth in the Plan. For purposes of the Plan, a participant's "base compensation" for a pay period shall include the participant's base compensation but shall exclude commissions, bonuses, overtime, sick pay, severance pay, moving expenses, expense reimbursements and allowances and other special payments and supplemental compensation. A participant may not purchase more than two hundred thirty two (232) shares of Common Stock in any three (3) month Purchase Period (proportionately adjusted upward for Purchase Periods of more than three (3) months).

     2.2 Option Price.

     (a) The Option Price at which shares of Common Stock may be purchased under the Plan shall be determined by the Committee at the time of the Offer but in no event shall such amount be less than the lesser of:

     (i) 85% of the Fair Market Value of a share of Common Stock on the date of grant of the option (first day of a Purchase Period), or

     (ii) 85% of the Fair Market Value of a share of Common Stock on the date the option is deemed exercised pursuant to Section 2.4(d) (last day of a Purchase Period).

     (b) For purposes of this Plan, the Fair Market Value per share shall be deemed to be the closing price of Common Stock on the Stock Exchange for the first and last days of the Purchase Period. In the event that there are no Common Stock transactions on either date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

     2.3 Participation.

     (a) An eligible Employee may elect to participate in an Offer by delivering to the Corporation an election to participate and a payroll deduction form within the Election Period designated by the Committee prior to the commencement of a Purchase Period. An eligible Employee's election to participate and payroll deduction form from the preceding Election Period automatically shall carry over to the next Election Period unless affirmatively revoked in writing by the Employee. An Employee who elects to participate may not authorize payroll deductions which, in the aggregate, are more than ten percent (10%) of the Employee's after-tax base salary (not including overtime and bonus payments). Only whole shares of Common Stock may be purchased under the Plan.

     (b) All Employees granted options under the Plan shall have the same rights and privileges under the Plan, except that the number of shares each participant may purchase shall depend upon his or her base compensation and the designated payroll deduction he or she authorizes.

     (c) Payroll deductions shall commence on the first payroll date in the Purchase Period and shall continue until the last payroll date in the Purchase Period. An Employee may suspend payroll

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deductions during a Purchase Period only at the discretion of the Committee in the event of an unforeseen hardship; provided, however, that payroll deductions made prior to approval of the suspension by the Committee shall still be used to purchase Common Stock for the Employee at the end of the Purchase Period.

     (d) A participating Employee's option shall be deemed to have been exercised on the last business day of the Purchase Period.

     (e) As soon as practicable after the end of the Purchase Period, the Corporation shall deliver to each Employee, certificates evidencing the shares of Common Stock that an Employee has purchased (or a book entry representing such shares shall be made and the shares deposited with the appropriate registered book-entry custodian). Any amount that has been deducted representing a fractional share shall be applied toward the purchase of option shares in the next Purchase Period. An Employee who does not elect to participate in the following Purchase Period shall receive a check from the Corporation for any amount that has been deducted and represents a fractional share. Any payroll deductions that exceed the limits set forth in Sections 2.1(b) and 2.4 shall be returned to the participant in the amount of the excess.

     (f) The Corporation retains the right to designate an exclusive broker to handle the Common Stock transactions under the Plan. As soon as practicable after the end of the Purchase Period, the Corporation shall deliver to each Employee or a designated brokerage account, through a certificate or electronic transfer, the shares of Common Stock that such Employee has purchased. Unless otherwise determined by the Committee, any amount that has been deducted and withheld in excess of the option price automatically shall be paid by check to the participating Employee promptly following the end of the Purchase Period in which withheld.

     (g) Unless otherwise determined by the Committee, no interest shall accrue or be paid on any amounts paid by payroll deduction by any participating Employee.

     2.4 Participation Limitations. Notwithstanding any other provision of the Plan, no Employee shall be eligible to participate in an Offer under the Plan if:

     (a) the Employee, immediately after such grant, would, in the aggregate, own and/or hold shares of Common Stock (including all shares which may be purchased under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421(a) of the Code) equal to or exceeding five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Corporation or of its Subsidiaries; for purposes of this limitation, the rules of section 424(d) of the Code and the regulations promulgated thereunder (relating to attribution of stock ownership) shall apply; or

     (b) such grant would permit, under the rules set forth in Section 423 of the Code and the regulations promulgated thereunder, the Employee's right to purchase stock under this Plan and all other Code Section 423 employee stock purchase plans maintained by the Corporation and its Subsidiaries to accrue at a rate in excess of $25,000 in Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     2.5 Termination of Employment. If a participating Employee ceases to be employed by the Corporation or a Subsidiary for any reason, including but not limited to, voluntary or forced resignation,

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retirement, death, disability or lay-off, the Corporation, within a reasonable time after notice of the termination, shall issue a check to the former Employee (or executor, administrator or legal representative, if applicable) in the aggregate amount of the Employee's payroll deductions that had not been applied towards the purchase of option shares as of the date of termination.

     2.6 Restrictions on Transfer. Unless otherwise permitted by the Committee, no shares of Common Stock purchased under the Plan shall be sold, exchanged, transferred, pledged, assigned or otherwise disposed of for six (6) months following the close of the Purchase Period in which acquired.

     III. MISCELLANEOUS

     3.1 Non Assignability. No option shall be transferable by a participating Employee, and an option may be exercised during a participating Employee's lifetime only by the Employee. Upon the death of a participating Employee, his or her executor, administrator or other legal representative shall receive a check from the Corporation representing the aggregate amount of the deceased Employee's payroll deductions that had not been applied towards the purchase of option shares as of the date of death.

     3.2 Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Options as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and; in the aggregate or to any one Participant, in the number, class, kind and option price of securities subject to outstanding options under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of another company, as the Committee may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any option.

     3.3 Change in Control.

          (a) After any merger of one or more corporations into the Corporation in which the Corporation shall be the surviving corporation or any share exchange in which the Corporation is a constituent corporation, each participant shall, at no additional cost, be entitled upon the exercise of an option, to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock for which such option shall then be exercisable, the consideration which such participant would have been entitled to receive pursuant to the terms of the agreement of merger or share exchange if at the time of such merger or share exchange such participant had been a holder of record of a number of shares of Common Stock equal to the number of shares then underlying the option.

          (b) In addition, in the event of a Change in Control, the Committee shall have the right to terminate the Purchase Period as of such date, and, if so terminated, each participant shall be deemed to have exercised, immediately prior to such merger, share exchange, acquisition or sale of assets, his or her option to the extent payroll deductions were made prior thereto. Comparable rights shall accrue to each participant in the event of successive Changes in Control.

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          (c) Notwithstanding anything contained herein to the contrary, upon the dissolution or liquidation of the Corporation or upon any merger or share exchange in which the Corporation is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Corporation formed for the purpose of changing the Corporation's corporate domicile where the Plan is assumed by the survivor), the Purchase Period for any option granted under this Plan shall terminate as of the date of the aforementioned event, and each participant shall be deemed to have exercised, immediately prior to such dissolution, liquidation, merger or share exchange, his or her option to the extent payroll deductions were made prior thereto.

          (d) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

     3.4 Termination and Amendment.

     (a) The Board may terminate the Plan, or the granting of options under the Plan, at any time. No option shall be granted under the Plan after the sixth
(6th) anniversary of the adoption of the Plan by the Board.

     (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall disqualify the Plan under Section 423 of the Code or Rule 16b-3 under the Exchange Act without the approval of the shareholders of the Corporation.

     (c) No amendment, modification, or termination of the Plan shall adversely affect any option granted under the Plan without the consent of the Employee holding the option.

     3.5 Rights Prior to Issuance of Shares. No participating Employee shall have any rights as a shareholder with respect to shares covered by an option until the issuance of a stock certificate or electronic transfer to the Employee (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date when the certificate is issued or the shares electronically delivered to the Employee's brokerage account.

     3.6 Securities Laws.

         (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange on which the stock may be listed and the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

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     (b) The Board may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of a Stock Exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

     3.7 Delivery of Plan. Each Employee who is a participant in the Plan shall have delivered to him or her a copy of the Plan.

     3.8 Effect on Employment. Neither the adoption of the Plan nor the granting of an option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation.

     3.9 Certificates. If certificates are issued, the Corporation shall have the right to retain such certificates representing shares of Common Stock issued pursuant to the Plan until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

     3.10 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

     3.11 Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within twelve
(12) months after adoption of the Plan by the Board. If not approved by shareholders within such 12-month period, the Plan and any options granted hereunder shall become void and of no effect.

     3.12 Governing Law. This Plan shall be governed by and construed under the laws of the State of Michigan without regard to its conflict of law provisions.

     This ITC Holdings Corp. Employee Stock Purchase Plan has been executed on behalf of the Corporation on this the 8th day of February, 2006.

ITC HOLDINGS CORP.


By: /s/ Linda Blair
    ------------------------------------
Its: /s/ Senior VP Business Strategy

BOARD APPROVAL: 02/08/06

SHAREHOLDER APPROVAL: __/ __/06